UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

FORD MOTOR COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	1-3950	38-0549190
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 313-322-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 13, 2010, our Annual Meeting of Shareholders was held. The matters voted upon and the results of the vote were as follows:

Proposal One: Election of Directors.

Nominee	For	Against	Broker Non-Votes
Stephen G. Butler	4,048,797,068	34,761,209	896,481,428
Kimberly A. Casiano	3,990,704,447	92,853,829	896,481,428
Anthony F. Earley, Jr.	3,541,459,396	542,098,881	896,481,428
Edsel B. Ford II	3,969,245,868	114,312,409	896,481,428
William Clay Ford, Jr.	4,021,119,076	62,439,201	896,481,428
Richard A. Gephardt	3,998,533,630	85,024,647	896,481,428
Irvine O. Hockaday, Jr.	4,025,195,316	58,362,961	896,481,428
Richard A. Manoogian	3,588,521,447	495,036,830	896,481,428
Ellen R. Marram	3,706,597,286	376,960,991	896,481,428
Alan Mulally	4,033,723,589	49,834,688	896,481,428
Homer A. Neal	4,030,071,792	53,486,485	896,481,428
Gerald L. Shaheen	4,048,554,072	35,004,205	896,481,428
John L. Thornton	3,704,424,488	379,133,788	896,481,428

Proposal Two: Ratification of Selection of Independent Registered Public Accounting Firm. A proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the books of account and other corporate records of the Company for 2010 was adopted with the votes shown:

For	Against	Abstained	Broker Non-Votes

4,921,877,484	39,700,284	18,461,937	0

Proposal Three: Approval of Tax Benefit Preservation Plan. A proposal to approve the Company’s Tax Benefit Preservation Plan was adopted with the votes shown:

For	Against	Abstained	Broker Non-Votes

3,912,432,903	152,794,962	18,330,411	896,481,428

Proposal Four: Relating to Disclosing Any Prior Government Affiliation of Directors, Officers, and Consultants. A proposal relating to disclosing any prior government affiliation of directors, officers, and consultants was rejected with the votes shown:

For	Against	Abstained	Broker Non-Votes

145,690,915	3,762,958,558	174,908,803	896,481,428

Proposal Five: Relating to Consideration of a Recapitalization Plan to Provide that All of the Company’s Outstanding Stock Have One Vote Per Share. A proposal relating to consideration of a recapitalization plan to provide that all of the Company’s outstanding stock have one vote per share was rejected with the votes shown:

For	Against	Abstained	Broker Non-Votes

1,190,001,300	2,868,552,577	25,004,399	896,481,428

Proposal Six: Relating to the Company Issuing a Report Disclosing Policies and Procedures Related to Political Contributions. A proposal relating to the Company issuing a report disclosing policies and procedures related to political contributions was rejected with the votes shown:

For	Against	Abstained	Broker Non-Votes

474,031,451	3,237,492,225	372,034,600	896,481,428

Proposal Seven: Relating to Providing Shareholders the Opportunity to Cast an Advisory Vote to Ratify the Compensation of the Named Executives. A proposal relating to providing shareholders the opportunity to cast an advisory vote to ratify the compensation of the Named Executives was rejected with the votes shown:

For	Against	Abstained	Broker Non-Votes

728,156,793	3,287,508,546	67,892,937	896,481,428

Proposal Eight: Relating to the Company Not Funding Any Energy Savings Projects that are Solely Concerned with CO2 Reduction. A proposal relating to the Company not funding any energy savings projects that are solely concerned with CO2 reduction was rejected with the votes shown:

For	Against	Abstained	Broker Non-Votes

86,049,619	3,630,421,029	367,087,628	896,481,428

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: May 18, 2010	By:	/s/ Peter J. Sherry, Jr.

Peter J. Sherry, Jr.
Secretary